Prospect Energy Corporation Provides Senior Secured Debt and Equity Financing to Stryker Energy II, LLC

NEW YORK, NY -- 04/11/2005 -- Prospect Energy Corporation (NASDAQ: PSEC) ("Prospect") announced today that it has provided $9.8 million of senior secured debt and equity financing to Stryker Energy II, LLC ("Stryker"), an oil and gas production company based in Cleveland, Ohio.

Stryker focuses on high-graded, low-risk development drilling and production in the Appalachian Basin. Gas from the Appalachian Basin typically sells at a premium to NYMEX because of geographic proximity to the heating and power generation demand markets in the Northeast. Stryker already has 20 drilled and completed wells, as well as a multi-year inventory of development locations, in its portfolio securing Prospect's loan. Prospect is investing $8.3 million of senior secured debt and $1.5 million of equity to fund Stryker's continued drilling program.

"We welcome Prospect's participation as a financial partner, and we look forward to creating significant value through the drilling and development of selected Appalachian natural gas properties," said Michael Dodson, a Stryker principal. "We bring over 40 years of combined senior management experience, which includes over 1,500 wells drilled. In this period of uncertainty of energy supply, the Appalachian Basin's infrastructure, access to population and manufacturing centers, multi development targets, and premium pricing provide Prospect another rung on the energy ladder. We think the significant time, effort, and diligence invested in the process all speak well for our partnership with Prospect going forward."

"The Stryker team has currently identified over 200 development locations targeting Appalachian tight sands gas, and we are pleased to partner with them in their ongoing development," said John Barry, Prospect's Chairman and CEO. "We continue to build a diversified energy-related portfolio of attractive debt and equity investments, and the Stryker investment is the latest positive result of the hard work and credit analysis by our investment team."

About Prospect Energy Corporation

Prospect Energy Corporation (www.prospectenergy.com) is a closed-end investment company that lends to and invests in energy-related businesses and assets. Prospect Energy's investment objective is to generate both current income and long-term capital appreciation through debt and equity investments. Since completing its initial public offering in July 2004, the company has invested in Gas Solutions, an East Texas gas gathering and processing business; Unity Virginia Holdings, a Virginia coal mining operator; Natural Gas Systems, a Texas-based oil and gas production company; and Stryker Energy II, LLC, an Appalachian oil and gas production company based in Cleveland, Ohio.

Prospect Energy has elected to be treated as a business development company under the Investment Company Act of 1940 ("1940 Act"). Accordingly, we are required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, state, and federal rules and regulations. In addition, we have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986 ("Code"). The Code specifies certain quarterly asset diversification and annual source of income requirements. To the extent we remain in compliance with the applicable provisions of the Code, we will not be required to pay corporate-level taxes on any income that we earn. To the extent we do not qualify as elected, corporate-level taxes may be imposed upon our net income.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may," "hope" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Contact:

Please send investment proposals to:
Prospect Energy Corporation
John Barry
jbarry@prospectstreet.com
(212) 448-0702

Grier Eliasek
grier@prospectstreet.com
(212) 448-0702